INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 36 to Registration Statement No. 2-76547 of Oppenheimer Bond Fund on Form N-1A of our report dated January 24, 2000, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the references to us under the headings "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement and "Independent Auditors" appearing in the Statement of Additional Information.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
April 24, 2000